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                                                                    Exhibit 99.4


                               TEJAS INCORPORATED


                          REGISTRATION RIGHTS AGREEMENT


     This Agreement is made as of July 1, 2005, by and among Tejas Incorporated, a Delaware corporation (the "Company"), and the persons listed on the signature pages hereof (each, a "Holder" and collectively, the "Holders"), who are holders of the Company's Common Stock, par value $.001 per share ("Common Stock").


                                    PREAMBLE

     The Company desires to extend registration rights to the Holders.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

     Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Cause" shall mean (i) employee's dishonesty, fraud, theft, embezzlement, or breach of fiduciary duty related to Company matters; (ii) employee's material violation of the non-compete agreement with the Company;
(iii) employee's engagement in gross misconduct which is injurious to the Company's finances, business, or reputation; or (iv) Jared E. Abbruzzese, Sr.'s conviction of, or plea of nolo contendere to, a felony or other crime involving moral turpitude (other than minor traffic offenses).

     (b) "Change of Control" shall mean (i) the sale, conveyance or other disposition by the Company of all or substantially all of its property or business or the Company's merger with or into or consolidation with any other corporation (other than a wholly-owned subsidiary corporation), (ii) the consummation of any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, (iii) the execution by the Company of any binding agreement providing for any of the foregoing transactions or (iv) the change in a majority of the Company's board of directors (unless such successor directors' nomination for election to the board of directors is recommended by a majority of the directors existing on the date hereof).

     (c) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     (d) "Common Stock" shall have the meaning set forth in the preamble.

     (e) "Company" shall have the meaning set forth in the preamble.


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     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (g) "Good Reason" shall mean any action taken by the Company or any subsidiary thereof (other than any such actions within the control of employee) and not consented to by employee in writing, which has the following effect(s):
(i) any material breach of the terms of the employment agreement between employee and the Company; (ii) any change in the formula or the means by which employee's annual compensation is to be determined, or any failure to pay such compensation to employee when due in accordance with the terms of such formula and/or the employment agreement; (iii) any material diminution in employee's duties and responsibilities, any change in employee's title as vice chairman of the board of the Company, or any change in the reporting structure pursuant to which employee reports directly to the board of directors of the Company; or
(iv) any failure by employee to be reelected as a director of the Company.

     (h) "Holders" shall have the meaning set forth in the preamble.

     (i) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws.

     (j) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock issued at any time during the term of this Agreement to the Holders pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of July 1, 2005 by and among the Company and the Holders, among other parties; or (ii) stock issued in respect of the securities referred to in (i) as a result of a stock split, stock dividend, reclassification, exchange, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (A) that have been sold by a Holder in a transaction in which his rights under this Agreement are not properly assigned; or (B) (I) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (II) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (III) the registration rights associated with such securities have been terminated pursuant to Section 11 of this Agreement.

     (k) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

     (l) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.


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     (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (n) "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

     (o) "Shelf Registration Statement" means a shelf registration statement of the Company pursuant to the provisions of Section 2 hereof filed with the Commission which covers some or all of the Registrable Securities, as applicable, and, at the option of the Company, such shares of capital stock (or other securities of the Company) as the Company shall designate therein (the "Company Shelf Securities") on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendment and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement.

     Section 2. Shelf Registration.

     (a) The Company shall file within 60 days of the date of this Agreement a Shelf Registration Statement relating to the offer and sale of the Registrable Securities identified on Schedule A as registrable under the Shelf Registration Statement by the Holders and of the Company Shelf Securities as registrable under the Shelf Registration Statement by the Company, if any, from time to time in accordance with the methods of distribution elected by such Holders, or the Company, as the case may be, and set forth in such Shelf Registration Statement; provided however, that in the event the financial statements relating to Capital & Technology Advisors Inc. required to be filed on Form 8-K under the Merger Agreement have not been so filed, such 60 day period shall be extended to the date such financial statements are so filed. Thereafter, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable; provided, however, that no Holder shall be entitled to have the Registrable Securities held by him covered by such Shelf Registration unless such Holder is in compliance with the terms of this Agreement.

     (b) The Company shall use commercially reasonable efforts (i) to keep the Shelf Registration Statement effective in order to permit the prospectus forming part thereof to be useable by (i) the Holders, other than Niskayuna Development Corp. ("Niskayuna"), until two (2) years from its effective date, and (ii) Niskayuna until four years from its effective date, as extended by any number of days for which suspensions of the Shelf Registration Statement are required by the Company pursuant to Sections 2(d)(i), 2(d)(ii) and 12(e) hereunder, or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (provided, however, that the Company is expressly permitted to file any post-effective amendment relating to the Shelf Registration Statement and the failure of the Shelf Registration Statement to be effective due to such filing shall not be deemed a violation of this Agreement),


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and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder.

     (c) In connection with any Shelf Registration Statement, the Company shall:

          (i) prepare and file with the Commission a Shelf Registration Statement, on an appropriate form pursuant to Rule 415 of the Securities Act and which the Company is eligible to use, with respect to such shares and use its commercially reasonable best efforts to cause such Shelf Registration Statement to become and remain effective as provided herein;

          (ii) promptly prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller of such Registrable Securities; and

          (iii) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject.

     (d) Anything in this Agreement to the contrary notwithstanding:

          (i) the Holders shall not offer any Registrable Securities pursuant to the Shelf Registration Statement if such offering would require the Company (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year. In addition to the foregoing, in the event of a proposed offering by a Holder pursuant to the Shelf Registration Statement, at such time as any registration statement would be required to include audited financial statements as of a fiscal year-end, the Company may delay the dissemination of the required notice and the taking of any action to effect a supplement or post-effective amendment to the Shelf Registration Statement until such time as such audited financial statements are available in the ordinary course of business, but in no event more than five (5) Business Days after the date on which the Company annual report on Form 10-K is due (including any applicable extensions permitted by the Commission based on a Form 12b-25 filed by the Company).


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          (ii) no Holder shall offer any Registrable Securities pursuant to the
Shelf Registration Statement within 30 days after the effectiveness of any other registration of the Company's capital stock (other than a registration statement
(A) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (B) on Form S-4 or any successor form to such Form or in connection with an exchange offer or merger transaction, (C) in connection with a rights offering exclusively to existing holders of shares of Common Stock, (D) connection solely with an offering to employees of the Company or its subsidiaries or (E) relating to a transaction pursuant to Rule 145 of the Securities Act).

     SECTION 3. PIGGYBACK REGISTRATION. If at any time after the Closing Date, the Company or any of its directors or officers or any of such directors' or officers' respective Affiliates (as defined in Rule 405 of the Securities Act) proposes to register any shares of the Company Common Stock (the "Other Securities") under the Securities Act for sale by the Company and/or by other selling stockholders in an underwritten public offering, the Company will give prompt written notice to each Holder of its intention to do so at least twenty
(20) Business Days after the filing date of the registration statement relating to such registration (the "Piggyback Notice"). The Piggyback Notice shall offer each such Holder the opportunity to include in such registration statement such number of Registrable Securities as each such Holder may request. Upon the written request of any such Holder, made within ten (10) Business Days after the receipt of the Piggyback Notice (which request shall specify the number of Registrable Securities intended to be disposed of) (the "Piggyback Response"), then the Company shall effect, in connection with the registration of the Other Securities, a registration statement under the Securities Act registering all Registrable Securities which the Company has been so requested to register (the "Piggyback Registration Statement"); provided, however,

     (a) if at any time after giving written notice of its intention to register Other Securities and prior to the effective date of such registration, the Company shall determine for any reason not to register or to delay registration of such Other Securities, the Company may, at its election, give written notice of such determination to the Holders who requested inclusion in such registration and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such Other Securities;

     (b) if the lead underwriter in the registration advises the Company in writing (with a copy to the Holders who requested registration) that, in such firm's opinion, such offering would be materially and adversely affected by the inclusion therein of the Registrable Securities requested to be included therein, the Company shall include in such registration: (1) first, all securities (if any) that the Company proposes to sell for its own account (the "the Company Securities") and (2) second, the amount of securities (including Registrable Securities) that such lead underwriter advises, allocated pro rata among the holders of securities (other than Registrable Securities) of the Company (the "Other Holders") and the Holders on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and each Holder;


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     (c) the Company shall not be required to effect any registration of
Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, reincorporation, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans; and

     (d) no sales shall be made under the Shelf Registration Statement from and after the time the Company provides the Piggyback Notice until the earlier to occur of (i) the abandonment of such registration, or (ii) ninety (90) days after the date such Registration Statement is declared effective by the SEC.

     Section 4. Expenses of Registration. In addition to the fees and expenses contemplated by this Section 4 hereof, all expenses incurred in connection with one registration pursuant to Section 2 hereof and in connection with any registration pursuant to Section 3 hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities sold for the account of any Holder or fees of legal counsel for the Holders except in the case of a registration pursuant to Section 3 hereof, in which case the Holders shall be reimbursed for the fees and expenses of one counsel for the Holders.

     Section 5. Registration Procedures. In the case of the Shelf Registration Statement or the Piggyback Registration Statement (each a "Registration Statement") effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of such Registration Statement and as to the completion thereof. At its expense the Company will:

     (a) promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act;

     (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

     (c) use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

     (d) subject to Section 2(c)(iii), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires;


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     (e) cause all Registrable Securities covered by such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

     (f) immediately notify each Holder, at any time a prospectus covered by such Registration Statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (g) take such other actions as shall be reasonably requested by any Holder.

     Section 6. Indemnification.

     (a) In the event of a registration, qualification or compliance of any of the Registrable Securities under the Securities Act pursuant to Section 2, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each of its officers, directors and partners and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder or controlling person may become subject under the Securities Act, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law or rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, that, notwithstanding the foregoing, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein.

     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers, directors and partners and each person controlling such other Holder, against all claims,


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losses, expenses, damages and liabilities (or actions in respect thereof)
arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other offering document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other offering document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 6(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder but not to exceed, in any event, the aggregate net proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration, qualification or compliance.

     (c) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's consent. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

     (e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified


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Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 6(e) shall be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute.

     (f) The indemnification provided by this Section 6 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any definition entitled to indemnification hereunder and the expiration or termination of this Agreement.

     Section 7. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any underwritten registration of the Company's securities upon the request of the Company and the underwriters managing the underwritten offering of the Company's securities, not to publicly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) for a period of up to 180 days (as requested by the underwriters) from the effective date of such registration. Each Holder's agreement under the preceding sentence, however, shall be subject to the condition that all directors and officers of the Company and all holders of more than ten percent (10%) of the then outstanding capital stock of the Company shall have agreed to the same restrictions.

     Section 8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration' referred to herein.

     Section 9. Sales. (a) With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to at all times prior to the termination of this Agreement:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;


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          (ii) use its commercially reasonable best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to each Holder so long as such Holder owns any Registrable Securities forthwith, upon written request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (to the extent that it is then subject to any such reporting requirements), a copy of the most recent annual and quarterly report of the Company, and such other reports and documents filed by the Company under the Exchange Act as may be reasonably requested by such Holder in connection with availing the Holder of any rule or regulation of the Commission permitting the selling of such securities without registration.

     (b) Resale Restriction: Niskayuna hereby agrees that it shall not sell, assign, transfer, encumber, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of 1,695,000 shares of Common Stock issued to it at the Effective Time, which includes the shares of Common Stock that have been deposited into escrow by Niskayuna under the Escrow Agreement ("Restricted Share Consideration"), as adjusted to reflect any stock splits or other similar corporate events, whether pursuant to Section 2 hereof, Rule 144 or any other exemption from the registration requirements of the Securities Act (the "Resale Restriction"), except (i) to Permitted Transferees (as hereinafter defined) who shall agree to be bound by the provisions of this Agreement, including this Section 9(b), (ii) to satisfy its obligations pursuant to the provisions of Article VIII of the Merger Agreement, (iii) in the event Jared E. Abbruzzese, Sr. is no longer employed by the Company (other than a termination by him without Good Reason or a termination for Cause pursuant to his Employment Agreement with the Company ), (iv) from and upon a Change of Control and (v) except that portions of its Restricted Share Consideration shall be released from this Resale Restriction over time as provided in this Section 9(b) and it shall be entitled to sell a maximum of:

     (i) Fifteen percent (15%) of its Restricted Share Consideration after the first anniversary of the Closing Date;

     (ii) an additional twenty five percent (25%) of its Restricted Share Consideration after the second anniversary of the Closing Date; and

     (iii) the remaining sixty percent (60%) of its Restricted Share Consideration after the third anniversary of the Closing Date.

     Section 10. Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 2, may not be assigned or transferred by a Holder except as follows: (a) if the assignee or transferee receives at least ten percent (10%) of the Registrable Securities then held by such Holder and agrees in writing to be bound by the terms of this Agreement as a Holder, (b) if such transferee or assignee is a partner or a retired partner of any Holder which is a partnership, a member of former member of any Holder which is a limited liability company or a stockholder or former


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stockholder of any Holder which is a corporation, or (c) if such transferee or assignee is a family member of any Holder or of any such partner, stockholder or member, a trust for the primary benefit of any such Holder, partner, stockholder or member, or is the estate of any such Holder, partner, member or stockholder (any of the transferees described in this subsection (c) or (b) above, all of whom must agree to be bound by the terms of this Agreement as a Holder, a "Permitted Transferee").

     Section 11. Termination of Rights. This Agreement shall terminate at 5:00 p.m. Eastern time on (i) the second anniversary of effectiveness of the Registration Statement with respect to the Holders, other than Niskayuna and
(ii) the fourth anniversary of effectiveness of the Registration Statement with respect to Niskayuna, as extended by the number of days specified in Section 2(b) hereof to account for Company-required suspensions.

     Section 12. Miscellaneous.

     (a) Rights to Third Parties. The Company covenants and agrees that if it shall grant, or cause or permit to be created, for the benefit of any person or entity any registration rights relating to shares of the Company's Common Stock which are more favorable than those granted hereunder or any other securities of the Company, it shall give written notice to each Holder that more favorable provisions are being offered to such Holder. Upon the written request of any such Holder, made within ten (10) business days of receipt of the Company's notice, this Agreement may be amended to include such provisions.

     (b) Amendments. This Agreement constitutes the entire agreement of the parties within respect to the subject matter hereof and may be amended or modified only by a writing signed by the Company and the Holders holding a majority of the Registrable Securities. The Holders hereby consent to future amendments to this Agreement that permit future investors to be made parties hereto and to become Holders of Registrable Securities, subject to the limitations set forth in Section 12(a) above.

     (c) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

     (d) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (ii) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (iii) if to the Company, one copy should be sent to the Company's current address at 2700 Via Fortuna, Suite 400, Austin, Texas 78746
Attention: Kurt J. Rechner, or at such other address as the Company shall have furnished to the Holders. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

     (e) Non-Public Information. Any other provisions of this agreement to the contrary notwithstanding, the Company's obligation to file a Shelf Registration Statement, or cause such Shelf Registration Statement to become and remain effective, shall be suspended for a period not to exceed 45 trading days (and for periods not exceeding, in the aggregate, 90 trading days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the good faith business judgment of the Company, after consultation with counsel, should not be disclosed and a certificate to such effect is signed by the chief executive officer or president of the Company and delivered to the Holders.

     (f) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.


                                         TEJAS INCORPORATED:


                                         By:  /s/ Kurt J. Rechner
                                             ----------------------------
                                         Name: Kurt J. Rechner
                                              ---------------------------
                                         Title: Authorized Signatory
                                               --------------------------


                                         STOCKHOLDERS:

                                         NISKAYUNA DEVELOPMENT LLC



                                         By:  /s/ Jared E.Abruzzese, Sr.
                                             ----------------------------
                                         Name: Jared E.Abruzzese, Sr.
                                              ---------------------------
                                         Title: Authorized Signatory
                                               --------------------------


                                         WAYNE BARR, JR.


                                         /s/ Wayne Barr, Jr.
                                         --------------------------------


                                         SHAWN O'DONNELL


                                         /s/ Shawn O'Donnell
                                         --------------------------------

                                         PATRICK DOYLE


                                         /s/ Patrick Doyle
                                         --------------------------------


                                         JOHN P. BADE


                                         /s/ John P. Bade
                                         --------------------------------